EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2003 Director Stock Option Plan of ParthusCeva, Inc. of our report dated January 21, 2003 with respect to the consolidated financial statements of ParthusCeva, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/    Kost, Forer & Gabbay

Kost, Forer & Gabbay

A Member of Ernst & Young Global

Tel-Aviv, Israel

July 25, 2003